UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2006

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Fahm Street, Savannah, Georgia	31401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  On April 2, 2007, Bruce D. Smith joined Citi Trends, Inc. (the “Company”) as Senior Vice President and Chief Financial Officer, effective immediately.

 Mr. Smith, 48, joins the Company after 10 years at Hancock Fabrics, Inc., a specialty retailer of fabrics and related accessories, where he served as Executive Vice President, Chief Financial Officer and Treasurer since 2005 and as Senior Vice President, Chief Financial Officer and Treasurer from 1997 until 2005. He previously served as Executive Vice President and Chief Financial Officer of Fred’s, Inc. from 1991 to 1996, and, from 1980 to 1991, was Senior Manager of Price Waterhouse (now PricewaterhouseCoopers LLP).

Mr. Smith’s annual gross starting salary will be $250,000 and he will receive a one time bonus of $50,000 to assist in relocation expenses. Mr. Smith’s annual performance bonus opportunity will be 40% of base salary, based on the achievement of certain performance targets which include the attainment of certain sales and earnings targets for the Company and personal performance achievements.  Mr. Smith will also be eligible to participate in the Company’s various employee benefit programs.

Also, on April 2, 2007, Mr. Smith was granted an award of restricted stock worth approximately $100,000 under the Company’s 2005 Long Term Incentive Plan.  The restricted stock vests in four equal annual installments on the first four anniversaries of the grant date, subject to earlier vesting upon a change in control of the Company occurring one year after the date of grant.

A copy of the Company’s press release announcing the appointment of Mr. Smith is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

(e)  On March 15, 2007, the Compensation Committee of the Board of Directors of the Company increased the salary for George A. Bellino, the Company’s President and Chief Merchandising Officer and James A. Dunn, the Company’s Senior Vice President of Store Operations, and increased the salary and bonus opportunity for R. Edward Anderson, the Company’s Chairman and Chief Executive Officer, all effective as of March 4, 2007.  Mr. Anderson’s annual base salary has been increased to $425,000 and his bonus opportunity has been increased to 100% of his base salary (with the potential to receive up to 200% of base salary to the extent performance targets are exceeded).  Mr. Bellino’s base salary was increased to $300,000.  Mr. Dunn’s base salary was increased to $200,000.

On November 12, 2006, the salary for Christopher Bergen, who had served as the Company’s interim principal financial and accounting officer was increased to $105,000.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: April 2, 2007
	By:	/s/ R. Edward Anderson
		Name:	R. Edward Anderson
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 2, 2007